UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RELIANT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Colorado	8742	27-0206541
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer ID No.)

3050 E. Chevy Chase Drive
Glendale, CA 91206
Tel. 818 434 5244
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Patrick C. Brooks
3050 E. Chevy Chase Drive
Glendale, CA 91206
Tel. 818 434 5244
(Name and Address and Telephone Number of Agent for Service)

Copy to:
Joseph Drucker, Esq.
43 Sawgrass Street
Jackson, NJ 08827
Tel. 732 928 5965 Fax 732 928 4297

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8 (a) shall determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share (2) (3)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration fee

Shares of Common Stock, no par value	5,000,000	$0.01	$50,000	$5.73

(1)	This registration statement pertains to 5,000,000 shares of common stock. Of these shares, 2,000,000 shares are offered by the Registrant and 3,000,000 shares are offered by a selling stockholder.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act.

(3)	No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK OFFERED BY RELIANT SOLUTIONS, INC.

3,000,000 SHARES OF COMMON STOCK OFFERED BY A SELLING STOCKHGOLDER

RELIANT SOLUTIONS, INC.

This prospectus relates to: (i) the initial public offering of our common stock, in which we are offering 2,000,000 shares on a “best efforts, all-or-none” basis (the “Primary Offering”)  and (ii) the resale by a selling stockholder of up to 3,000,000 shares of our common stock (the “Stockholder Offering”). We have arbitrarily set an offering price of $0.01 per share of common stock offered through this prospectus. No public market currently exists for the shares being offered. While we will receive the proceeds from the sale of our shares in the Primary Offering, we will not receive any of the proceeds from the sale of the shares in the Stockholder Offering.  We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering is self-underwritten; the shares offered by the Company will be sold directly to the public by Mr. Patrick C. Brooks, our sole director and officer. He will not receive a commission or other form of remuneration for his service. The offering will terminate on the earlier of: (i) the date when all 2,000,000 shares are sold, (ii) 180 days from the effective date of this prospectus, or any extension thereto. In the sole discretion of the Company, the offering can be extended for an additional period of 90 days. If the offering is extended, it will terminate no later than the last day of the 90 day extension period. If the offering is not fully subscribed within the offering period or any extension thereto, all Subscription Amounts received by us will be returned to subscribers, without interest or deduction of any kind, within two business days of the expiration of the offering. During the offering period, the Company will deposit the Subscription Amounts in a segregated non-interest bearing account we control. It is not a trust, escrow or similar account. Subscription Amounts will be deposited with Bank of America, NA until such time as we receive $20,000 at which time we will remove these funds for use as set forth in the Use of Funds section of this Prospectus. As Subscription Amounts will be in our sole control, such funds will be subject to the risk that creditors could attach these funds during the offering period. See the section titled “Plan of Distribution” herein.

THE COMPANY IS CONSIDERED TO BE IN AN UNSOUND FINANCIAL CONDITION. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS ISSUED AN AUDIT OPINION FOR RELIANCE SOLUTIONS, INC. WHICH INCLUDES A STATEMENT EXPRESSING SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH IN THE SECTION HEADED “RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 10, 2012

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents incorporated by reference into the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this document or incorporated by reference herein is accurate only on the date of this document. Our business, financial condition, results of operations and prospects may have changed since such date.  Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

PROSPECTUS SUMMARY

This summary highlights selected information described in more detail later in this prospectus, but does not purport to contain all of the information you should consider in making an investment decision. You should also read the entire prospectus, including the risks of investing in our securities discussed in the section entitled “Risk Factors” and the financial statements and related notes appearing elsewhere in this prospectus. Unless the context indicates otherwise, references to “we,” “our,” “us,” or the “Company,” are to Reliant Solutions, Inc.

About Our Company

We are a start-up company organized under the laws of Colorado on July 22, 2012. We are without revenues or operations, we have minimal assets. To date, our operations have been limited to organizational activities, development of a business plan and initial steps in the implementation of our business plan.

We intend to engage in the business of offering general business services/support to start-up companies; small and medium sized business planning to expand; individuals, other businesses and organizations; and, “going public” companies and small public companies. We plan to offer a comprehensive service tailored to the client’s needs and desired goals. We have not conducted an economic feasibility study into the likelihood of success of our business.

We have minimal capital resources. As of July 31, 2012, stockholder’s equity totaled $3,500. We have cash on hand of $6,000 and liabilities of $2,500. Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. We believe that this opinion is, in part, based on the fact that we have minimal capital, experienced losses and dependent on the infusion of capital in order to operate our business. There is no assurance that additional financing will be available to us. If we are unable to obtain financing, we will be unable to continue the implementation of our business plan. In this eventuality we may suspend or cease operations..

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS - We are an “emerging growth company” and we cannot be certain if we will be able to maintain such status or if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” and “DESCRIPTION OF BUSINESS – Jumpstart Our Business Startup Act.”

We do not believe that we are a blank check company as defined in Rule 419 of Regulation C. We have a specific business plan we intend to implement. Our business plan is discussed in the section titled “DESCRIPTION OF BUSINESS;” all steps taken to date to implement our business plan are indicated therein. Further, we have no plan or intention to engage in a merger or acquisition with an unidentified company, companies, entity or person. Moreover, our officers and directors and our affiliates do not intend that, the Company once it is reporting, be used as a vehicle for a private company to become a reporting company.

There is no public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. As a result, an investor may be unable to liquidate his investment should he desire to do so.

The Offering

This prospectus relates to: (i) the Primary Offering in which the Company is offering 2,000,000 shares of  common stock on a “best efforts, all-or-none” basis and (ii) the Stockholder Offering in which a selling stockholder is offering up to 3,000,000 shares of common stock. The offering price is fixed at $0.01 per share for both newly issued shares and those being sold by a current stockholder.  While we will receive the proceeds from the sale of the common stock we offer, we will not receive any of the proceeds from the sale of common stock offered by the selling stockholder.

The Issuer:	Reliant Solutions, Inc., a Colorado corporation.

Securities Being Offered:	The Company is offering 2,000,000 shares of common stock. The selling stockholder is offering up to 3,000,000 shares of our common stock..

Offering Price:	Shares of common stock in the Primary Offering will be offered and sold at $0.01 each. Shares of common stock in the Stockholder Offering will be offered and sold at $0.01 per share.

Number of Shares to be Sold in This Offering:	5,000,000 shares of common stock.

Common Stock Outstanding Before Offering:	As of the date of this prospectus, 6,000,000 shares of our common stock are issued and outstanding.

Common Stock Outstanding After the Offering:	Upon the completion of this offering, 8,000,000 shares of our common stock will be issued and outstanding.

Terms of the Offering:
The offering is self underwritten on a “best efforts, all-or-none” basis. The offering will be sold on our behalf by our sole director and officer upon effectiveness of this prospectus. The offering will terminate upon the earlier to occur of: (i) the sale of all 2,000,000 shares of stock offered by us, or (ii) 180 days from the effective date of this prospectus, or any extension thereto. In the sole discretion of the Company, the offering can be extended for an additional period of 90 days.

The selling stockholder will determine when and how the shares of common stock included in the Stockholder Offering will be sold.

Use of Proceeds:
We intend to use the net proceeds from the sale of our 2,000,000 shares (after deducting estimated offering expenses payable by us) for professional fees, website development, general office expenses, and other working capital purposes.  See “USE OF PROCEEDS” on page 13 for more information on the use of proceeds.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder who is simultaneously offering 3,000,000 shares of common stock under this prospectus.

Market for our Common Stock:
There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC Bulletin Board and/or the OTC QB. We do not yet have a market maker who has agreed to sponsor our application.

There is no assurance that a market maker will agree to sponsor our application to FINRA or that any such application will be successful.  Further, even if our application is successful, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:
An investment in our securities involves a high degree of risk.  Prospective investors should carefully consider the risk factors set forth under “RISK FACTORS” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.

Where You Can Find Us:	Our principal executive offices are located at 3050 E. Chevy Chase Drive, Glendale, CA 91206. Our telephone number is 818 434 5244 and our fax number is 818 246 3291.

FINANCIAL SUMMARY

The following financial summary should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. This summary is taken from our audited balance sheet and statement of operations for the fiscal year ended July 31, 2012.

Year ended
July 31, 2012
Balance Sheet
Total Assets	$6,000
Total Liabilities	$2,500
Stockholders Equity (Deficit)	$3,500

Year ended
July 31, 2012
Statements of Operations
Revenues	$0
Total Expenses	$2,500
Net Income - (Loss)	$(2,500)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus contains “forward-looking statements.” These forward-looking statements are contained principally in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements herein represent our expectations, beliefs, plans, intentions or strategies concerning future events, including, but not limited to: our future financial performance; the sufficiency of our cash balances for future needs; our future operations; the relative cost of our operation methods as compared to our competitors; new production projects, entry and expansion into new markets; our competitive advantages over our competitors; brand image; our ability to meet market demands; the sufficiency of our resources in funding our operations; and our liquidity and capital needs.

Our forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Moreover, our forward-looking statements are subject to various known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These risks, uncertainties and other factors include but are not limited to: the risks of limited management, labor and financial resources; the risks generally associated with develop stage companies; our ability to establish and maintain adequate internal controls; our ability to obtain a listing on the OTC Bulletin Board and/or the OTC QB and maintain a market in our securities; and our ability obtain financing, if and when needed, on terms that are acceptable.

Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

RISK FACTORS

The shares being offered herein are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who could afford to lose the entire amount invested. Before purchasing our shares, you should carefully consider the following factors relating to this offering, our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in the shares.

Risks associated with our Company:

We are a newly formed corporation. The likelihood of our success should be considered in the light of the problems, expenses, difficulties, complications and delays frequently encountered by a newly formed enterprise without an operational history.

We were recently formed, organized on July 22, 2012. To date, our activities have been limited to organizational endeavors, development of a business plan and initial steps in the implementation of our business plan. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small development stage company starting a new business and the highly competitive environment in which we will operate. There is no basis for an assumption that our plans will either materialize or prove successful. Purchase of the securities offered hereby must be regarded as placing funds at significant risk and the probable loss of the entire investment.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our auditor has issued a “going concern” opinion and has expressed substantial doubt about our ability to continue as a going concern for the next 12 months. Our continuance as a going concern is dependent on our ability to obtain equity or debt financing, become operational and generate profitable revenues. Even if we do obtain additional capital, the outcome or success of our operations cannot be predicted at this time. Our financial statements do not include any adjustments for these uncertainties. If we cannot continue as a viable entity, we will suspend or cease operations. If this were to occur, stockholders will lose their entire investment.

We will require additional capital to implement our business plan and without such financing we may be unable to commence operations.

We intend to raise additional capital through public or private debt or sale of equity to fully implement our business plan. Such financing may not be available. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, that it will be on terms satisfactory to us. If we are unable to obtain financing, we will not be able to fully implement our business plan and may have to cease operations. See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS – Capital Resources and Liquidity.”

We lack an operating history and expect to incur losses in the future. There is no assurance that our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We have not started our business or generated any revenues. Based on our current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. Our ability to generate revenues from our services and maintain profitability and positive cash flow is dependent upon:

•	completion of this offering

•	obtaining additional capital

•	our ability to attract clients who will engage our services.

We cannot assure you that any of the foregoing prerequisites will be accomplished. If we fail, we may have to suspend or cease operations.

We do not have any clients and we cannot assure you that we will ever have any. Even if we obtain clients, there is no assurance that our operations will be profitable.

We do not have any clients. Even if we obtain clients, there is no assurance that our operations we will be profitable. If we cannot operate profitably, we may have to suspend or cease operations.

We are small company with minimal capital, we are unlikely to obtain significant capital with which to conduct business. Accordingly, we must necessarily limit the marketing of our services. As a result, we may be unable to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and unlikely to raise more than limited capital, we must limit the marketing of our services. Because we will be limiting our marketing activities, we may be unable to attract sufficient clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our sole director and officer, Patrick Brooks, will be devoting a limited amount of time to our operations; our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting and retaining clients and result in a lack of revenues that may cause us to suspend or cease operations.

Mr. Brooks will be devoting a limited amount of time to our operations. He will be devoting up to 45 hours per month to our business. Because Mr. Brooks will devote limited time to our business, our operations may be sporadic and occur at times which are convenient to him. This may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

We are highly dependent on the services of Patrick Brooks, our sole officer and sole director.

Our success depends, to a substantial degree, on the efforts and abilities of Patrick Brooks. The loss of the services of Mr. Brooks would have a material adverse effect on us. We do not maintain key person insurance.

Our ability to become profitable and continue as a going concern will be dependent on our ability to attract, employ and retain highly skilled individuals to serve our clients.

The nature of our business requires that we employ “skilled persons,” to perform skilled and specialized tasks for our clientele. We define “skilled persons” as professionals with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development.

While we have identified several skilled persons whom we plan on contacting for assignment with our Company, as of the date hereof, we have not contacted nor have we entered into any agreements with any such persons.  While we are confident that we will be able to locate such persons, there is no assurance that skilled persons will be available and willing to work with us.

As our business grows, we will need to attract additional employees which we might not be able to do.

We have one part-time officer. In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no assurance that we will be successful in adding such managerial talent.

We may not be able to compete successfully with current and future competitors.

We have many potential competitors in the business support industry. We will compete with other companies, most of which have far greater marketing and financial resources and experience than we do. We cannot assure you that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could damage our business and chances for success.

We are partially dependent on the financial support of Mr. Brooks.

We are partially dependent on the financial support of Mr. Brooks. He has verbally agreed to provide us with funds, in the form of an unsecured, non-interest bearing loan, for a period of up to two years, to enable the Company to comply with the periodic reporting requirements of the Securities Exchange Act of 1934. Such costs for legal and accounting fees can be substantial. Should this funding become necessary, it will create a further liability of the Company to be reflected on our financial statements. Mr. Brooks’ commitment is not contractual and could cease at any moment in his sole and absolute discretion.

Subject to negotiation, our fees may be paid in the form of restricted stock of our clients.

In certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our officer, Patrick Brooks. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted common stock as compensation. Risks associated with receiving restricted common stock as compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client. Any loss we experience related to equity compensation could have a material effect on our ability to become profitable, and in the long term, to continue as a going concern.

We do not maintain liability insurance; if a judgment is rendered against us, we may have to cease operations.

We do not maintain any liability insurance and do not intend to maintain such insurance in the future. Because we do not have liability insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Although we are not a California corporation, our Company may be subject to a number of key provisions of the California General Corporation Law.

Our business operations are located in the state of California. Under Section 2115 of the California General Corporation Law (the “CGCL”), corporations not organized under California law are still  subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has significant business contacts in California and if more than 50% of its voting securities are held of record by persons having addresses in California. For the immediate future, we foresee a majority of our business operations, revenue and payroll will being conducted in, derived from, and paid to residents of California. Therefore, depending on our ownership, we could be subject to certain provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ and appraisal rights, and inspection of corporate records.

Risks associated with this offering:

Management has the ability to exercise significant influence over us.

Our sole director and officer, Mr. Brooks, is deemed to beneficially own 83.3% of our outstanding shares.  As a result of this concentration of ownership, together with the fact that he serves in multiple capacities, he is in a position to exercise an unusually large degree of control and discretion over all matters, including matters requiring stockholder approval. Our Articles of Incorporation do not provide for cumulative voting.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling all of the shares and receiving the proceeds therefrom, we may have to seek alternative financing to implement our business plan. If we are unable to sell the shares offered, you will receive a return of your Subscribed Amount.

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the securities; We intend to sell the shares offered through our officer and director, who will not receive a commission or any other form of compensation. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no assurance that he will be able to sell any of the securities. In the event that the offering is not fully subscribed, before the expiration date, all funds raised will be promptly returned to the subscribers, without interest or deduction. See “PLAN OF DISTRIBUTION.”

There is no public trading market for our securities; you may not be able to resell your securities.

There is currently no public trading market for our securities. Therefore, there is no central place, such as a stock exchange or electronic trading system, through which you could resell your securities. Our Company has not applied to have its securities quoted on any exchange or electronic trading system. Subsequent to the completion of this offering, we intend to take steps to have our securities quoted on the OTC Bulletin Board and/or the OTC QB. We cannot assure you that any such application will be approved. If you do wish to resell your securities, you may have to locate a buyer and negotiate your own sale.

The offering price of our shares of common stock was arbitrarily determined. It bears no relationship to book value, assets or earnings or any other recognized criteria of value. Therefore, the offering price should not be considered as an indicator of the future market place of our common stock.

Since our securities are not listed or quoted on any exchange or quotation system, the offering price of $.01 per share was arbitrarily determined. There is no assurance that any public market will be established or maintained for the Company’s stock or that the securities will ever trade at a price higher than the offering price. The offering price bears no relationship to book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be considered as an indicator of any future market price.

The price of our shares may be volatile.

If a market develops for our shares, of which no assurances can be given, the market price is likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our shares; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our shares.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares offered by the selling stockholder, it could create a circumstance commonly referred to as an overhang and in anticipation of which the market price of our shares could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our current stockholders acquired their shares at an average cost of $0.001 per share, a cost per share substantially less than that which you will pay for the securities you purchase in this offering. Accordingly, any investment you make in these securities will result in the immediate and substantial dilution of the net tangible book value of those securities from the $0.01 you have paid for them. Upon completion of the offering, the net tangible book value of your shares will be $0.003, 70% less than your purchase price.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our President and Chief Executive Officer.

We have only one director, who is not independent; accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.
Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our President and Chief Executive Officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

In the event that the Company’s shares are traded, they will most likely trade under $5.00 per share and, thus, will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of the Company’s shares.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you or, anyone prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you or a purchaser to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC. These reports will be available immediately to the public for inspection and copying (see “Available Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Because we do not have independent directors, we do not have independent audit or compensation committees currently. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•
provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will be required to include a report of management on the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

We do not have sufficient and qualified personnel to segregate responsibilities and may not have the financial resources to engage outside consultants or professionals to overcome our lack of personnel. During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, may fall significantly.

Under the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company.” This election will permit us to delay the adoption of new or revised accounting standards that will have different effective dates for public and private companies until such time as those standards apply to private companies. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.

We are an “emerging growth company” and we cannot be certain if we will be able to maintain such status or if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, and we intend to adopt certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may remain as an “emerging growth company” for up to five full fiscal years following our initial public offering. We would cease to be an emerging growth company, and therefore not be able to rely upon the above exemptions, if we have more than $1 billion in annual revenue in a fiscal year, we issue more than $1 billion of non-convertible debt over a three-year period, or we have more than $700 million in market value of our common stock held by non-affiliates as of any July 31 before the end of the five full fiscal years. Additionally, we cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As we do not have an escrow account or trust account for investors ’ subscriptions, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the   bankruptcy laws. As such, you may lose your investment and your funds will be used to pay creditors.

Provisions of our Articles of Incorporation could delay or prevent change of control.

Our Articles of Incorporation currently authorize our Board of Directors to issue up to 10,000,000 shares of  preferred stock without stockholder approval, in one or more series and to determine the dividend rights, terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of preferred stock. The designation of preferred stock in the future could make it difficult for third parties to gain control of our company, prevent or substantially delay a change in control, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock.

USE OF PROCEEDS

The Company anticipates the proceeds from the sale of securities under this prospectus will be $20,000. We expect to disburse these funds as follows:

Total proceeds	$20,000	100%
Less: offering expenses	10,000	50%
Available working capital	10,000	50%
Less: Website development	1,800	9%
Internet expenses	900	4.5%
Marketing	3,000	15%
Professional fees	2,500	12.5%
Office usage	1,200	6%
Office expenses	600	3%
Total Use, All Proceeds	$20,000	100%

The expenses shown above are estimates only. The actual expenditures may differ from the estimates. Future events may require that the use of the offering proceeds include expenditures other than those set forth herein. Changes in the proposed application may be made at the discretion of the Board of Directors.

Pending utilization of the proceeds as provided herein, or as otherwise directed by the Board of Directors, the Company will invest all or part of the proceeds of this offering in certificates of deposit, savings deposits, short-term obligations of the United States, or they may be left in interest-bearing checking accounts.

The foregoing expenditures are budgeted for a six month period. We anticipate that we will require additional capital to effectively support our operations and to otherwise implement our overall business strategy. Such additional funds may come from the sale of equity and/or public or private debt. Such financing may not be available. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, that it will be on terms satisfactory to us. If we are unable to obtain necessary financing, we may be forced to suspend or cease operations. See “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations.”

DETERMINATION OF OFFERING PRICE

Our common stock is not listed or quoted on any exchange or quotation system and we have not applied for listing or quotation on any public market. The offering price of $0.01 per share was arbitrarily determined by our Board of Directors. The offering price bears no relation to our book value, assets or earnings of our company or any other recognized criteria of value and should not be considered as an indicator of any future market price.

Subsequent to the closing of this offering, we intend to take affirmative steps to have our securities quoted on the OTC Bulletin Board and/or the OTC QB. We cannot assure you that any such an application for quotation will be approved. Even if our securities were approved for trading on the OTC BB and/or the OTC QB, we cannot assure you that a public market would materialize.

Should a market develop for our securities, the market price may be less than the offering price. The share price will be determined by market demand and will fluctuate based on said demand. (See Risk Factor “The price of our shares may be volatile.”)

DILUTION

The price of the securities offered hereby is fixed at $0.01 each. Our current stockholders acquired their shares at a cost substantially less than that which the investors in this offering will pay. Upon the sale of the securities offered hereby, the investors in this offering will experience an immediate and substantial “Dilution.” Therefore, investors in this offering will bear a substantial portion of the risk of loss. Additionally, future sales of the Company’s securities by us could result in further dilution.

“Dilution” represents the difference between the offering price of the shares of the Company and the net book value per share immediately after completion of the offering. ”Net Book Value” is the amount that results from subtracting total liabilities of the Company from total assets. In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company’s issued and outstanding stock.  The net book value of the Company on July 31, 2012 was $3,500 or $0.0006 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the proceeds of this offering, plus net cash on hand, the net book value of the Company will be $23,500 or $0.003 per share. Therefore, the purchasers of the shares in this offering will suffer an immediate and substantial dilution of approximately $0.007 per share, while the present stockholders n will receive an immediate and substantial increase of $0.002 per share in the net tangible book value of the shares they hold. This will result in a 70% dilution for purchasers of securities of this offering.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders	Sale of 2,000,000 Shares
Price Per Share	$0.001
Net Tangible Book Value Before Offering	0.0006
Net Tangible Book Value After Offering	0.003
Increase to Present Stockholders After Offering	0.002
Capital Contribution	$6,000
Number of Shares After Offering Held by Existing Stockholders	6,000,000
Percentage of Ownership After Offering	75%

Purchasers of Shares in This Offering

Price per Share	$0.01
Net Tangible Book Value Before Offering	0.0006
Net Tangible Book Value After Offering	0.003
Dilution per Share	0.007
Capital Contribution	$20,000
Number of Shares After Offering Held by Public Investors	2,000,000
Percentage of Ownership After Offering	25%

PLAN OF DISTRIBUTION AND RELATED MATTERS

General

This prospectus relates to: (i) a primary offering of our common stock in which we are offering 2,000,000 shares on a “best efforts, all-or-none” basis and (ii) a stockholder offering of the resale by a selling stockholder of up to 3,000,000 shares of our common stock. The offering price is fixed at $0.01 per share for both newly issued shares and those being sold by a current shareholder.

We will receive the proceeds from the sale of our common stock in the primary offering however, we will not receive any of the proceeds from the sale of the shares sold in the stockholder offering.

Plan of Distribution of the Company’s Primary Offering of 2,000,000 Shares

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the shares through underwriters, dealers, agents or anyone who may receive compensation. The shares offered by the Company, 2,000,000, will be sold directly to the public by our director and officer, Patrick Brooks. We cannot assure you that any of the shares offered by the Company under this prospectus will be sold. No one has committed to purchase any of the shares offered.

Mr. Brooks intends to offer the shares to family members, friends, and business associates. He may also utilize investment meetings. The intended methods of communication with prospective investors include, without limitation, telephone and personal contact. He will not utilize the Internet or print media to advertise our offering. In offering the securities on our behalf, Mr. Brooks will be relying on the safe harbor provisions from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934.

We believe that Mr. Brooks is entitled to rely on the safe harbor provisions because he:

(a)	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at thetime of his participation; and

(b)	will not be compensated in connection with his participation by the payment of commissions or otherremuneration based either directly or indirectly on transactions in securities; and

(c)	is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d)
meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A)primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our director, officer, control person and his affiliates may purchase shares in this offering solely for the purpose of closing the offering. Any such purchase is will not exceed 12 ½ % of the securities offered herein.

Terms of the Offering

The shares offered will be sold at a price of $0.01 per share. There is no minimum amount of subscription required per investor. Subscriptions, once received by us, are irrevocable.

This offering will commence on the effective date of this prospectus, as declared by the Securities and Exchange Commission and, will terminate on the earlier of (i) the date when all 2,000,000 shares are sold and clear funds received or, (ii) 180 days from the effective date of this prospectus, or any extension thereto. In the sole discretion of the Company, the offering period can be extended for an additional period of 90 days. If the offering is extended it will terminate no later than the last day of the 90 day extension period. If the offering is not fully subscribed within the offering period or any extension thereof, all Subscription Amounts will be returned to subscribers, without interest or deduction of any kind, within two business days of the expiration of the offering.

Procedures and Requirements for Subscriptions

If you decide to subscribe for the shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a certified check, money order or bank draft to us. Subscriptions, once received by the Company, are irrevocable.

The offering is being made on a “best efforts, all-or-none” basis. This means that the offering must be fully subscribed, and the proceeds received in clear funds, prior to the expiration date of the offering or Subscription Amounts funds will be returned to subscribers within two business days of the expiration of the offering.

Deposit of Offering Proceeds

During the offering period, the Company will deposit the Subscription Amounts in a segregated non-interest bearing checking account we control. It is not a trust, escrow or similar account. These monies will be deposited with Bank of America, N.A. As Subscription Amounts will be in our sole control, such funds will be subject to the risk that creditors could attach these funds during the offering period.

As the offering is being made on a “best efforts, all-or-none” basis, the Company will not access the Subscription Amounts unless and until all shares are sold and the proceeds are received in cleared funds – the sum of $20,000. At that time, the funds will be withdrawn and used by us as set forth in the “Use of Proceeds” section of this prospectus. In the event that the offering is not fully subscribed, in cleared funds, prior to the expiration date, all Subscription Amounts will be returned to subscribers, without interest or deduction, within two business days of the offering’s expiration date.

Right to Reject Subscriptions

We reserve the right to withdraw or cancel this offering and to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for the offering will be accepted or rejected and returned within two business days of being received by us.

Plan of Distribution for the Stockholder Offering of 3,000,000 Shares

The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares; nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus.

The selling stockholder will be offering 3,000,000 shares of common stock being covered by this prospectus. The offering price is fixed at $0.01 per share. The offering price has been arbitrarily determined as the selling price. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (d) a combination of any of the aforementioned methods of sale.

In the event of the transfer by the selling stockholder of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred its shares.

The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholder may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by the selling stockholder, its broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event the selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with the Stockholder Offering will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

Penny Stock Rules

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. /The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Blue Sky Restrictions on Resale

If a selling stockholder wants to sell shares of our common stock under this registration statement in the United States, the selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling stockholder will be able to advise a selling stockholder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from the selling stockholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, certain information with respect to the beneficial ownership of our shares, by our named directors and executive officers individually, our directors and officers as a group, and each person known to us to be the beneficial owner of 5% or more of our outstanding shares. Unless otherwise indicated in a footnote, the business address of each stockholder is: c/o 3050 E. Chevy Chase Drive, Glendale, California 91206.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner(1)		Percentage of Class (1)
Common Stock	Brooks Family Trust	5,000,000		83.3
Common Stock	Patrick C. Brooks (beneficially owned) (2) (3)	5,000,000	(2)	83.3	(2)
Common Stock	All executive officers and directors as a group	5,000,000	(2)	83.3

(1)	Assumes 6,000,000 shares issued and outstanding.
(2)
Mr. Patrick Brooks, director and officer, holds voting and dispositive power with respect to the shares owned by the Brooks Family Trust. Accordingly, he is deemed to have beneficial ownership of such shares. Brooks Family Trust is a trust for the benefit of the children of Mr. Brooks. He is neither a trustee nor beneficiary of the Trust. He disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Under the rules of the SEC, a person is deemed to be a ‘‘beneficial owner’’ of a security if that person has or shares ‘‘voting power,’’ which includes the power to vote or to direct the voting of such security, or ‘‘investment power,’’ which includes the power to dispose of or to direct the disposition of such security.

(3)	Director and/or Officer of the Company.
(4)
The Brooks Family Trust and Mr. Brooks may be deemed to be “parents” and “promoters” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended. There are no other “parents’ or “promoters” of our Company.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure, to the best of our ability, that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

SELLING STOCKHOLDER

The owner of shares in the Stockholder Offering is referred to as a “selling stockholder.”  The selling stockholder acquired its shares from us in a privately negotiated transaction. The shares offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares; nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus.

The following table sets forth the name of the selling stockholder, the total number of shares owned prior to the offering, the number of shares offered and the percentage of shares owned after the offering assuming the selling stockholder sells all of its shares. The stockholder listed below shares voting and dispositive power with respect to such shares except as indicated in a footnote. The selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, in connection with the sales of the shares offered hereby.

Name of Selling Stockholder	Shares of common stock owned prior to offering	Shares of common stock to be registered	Shares of common stock not registered with this registration	Percentage of common stock outstanding after registration (1)
Brooks Family Trust	5,000,000	3,000000	2,000.000	25%
Patrick C. Brooks (beneficially owned) (2) (3)	5,000,000	3,000,000	2,000,000	25%

(1)	Based on 8,000,000 shares of common stock issued and outstanding on completion of offering.
(2)
Mr. Brooks holds voting and dispositive power with respect to the shares owned by the Brooks Family Trust. By virtue of his position, he may be deemed to be the beneficial owner of these shares. Mr. Brooks is neither a trustee nor a beneficiary of the Trust. He disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
Under the rules of the SEC, a person is deemed to be a ‘‘beneficial owner’’ of a security if that person has or shares ‘‘voting power,’’ which includes the power to vote or to direct the voting of such security, or ‘‘investment power,’’ which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

(3)	Patrick Brooks currently serves as a director and officer.
(4)	Neither Mr. Brooks nor the selling stockholder is a broker dealer or affiliated with a broker dealer.

We may require the selling stockholder to suspend the sales of its shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any such material change to this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This Discussion and Analysis of Financial Conditions and Results of Operations contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove to be incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations should be read in conjunction with the financial statements included herein.

We are a development stage company and have not begun operations or generated revenues from our business operations. We have very limited financial resources. As of July 31, 2012, we had stockholders’ equity of $3,500.

The following financial summary is taken from our audited balance sheet and statement of operations for the period ended July 31, 2012. For detailed financial information, please refer to the financial statements set forth elsewhere in this prospectus.

Year ended
July 31, 2012
Balance Sheet
Total Assets	$6,000
Total Liabilities	$2,500
Stockholders Equity (Deficit)	$3,500

Year ended
July 31, 2012
Statements of Operations
Revenues	$0
Total Expenses	$2,500
Net Income - (Loss)	$(2,500)

Our auditors have issued a “going concern” opinion. This means that our auditors believe there is substantial doubt as to our ability to continue as an ongoing business for the next 12 months. We believe that this opinion is based, in part, on the following: we have minimal capital; we have no operations; we have experienced losses; and we are dependent on the infusion of capital in order to execute our business plan. If we continue to sustain losses, we may have to cease operations and you could lose your investment. The financial statements included in this prospectus do not include any adjustments that might result from the uncertainty about our ability to continue in business.

We have only one director and officer. He is responsible for our managerial and organizational structure which will include the preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of these controls. Should he not have sufficient experience, he may be incapable of implementing the controls which may cause us to be subject to sanctions and fines imposed by the SEC. In this event our ability to continue in business could be impaired.

Plan of Operation

The Company plans to continue to execute its business plan as set forth in the “Use of Proceeds” section of this prospectus upon receipt of the net proceeds of this offering, estimated to be $10,000 after deducting offering expenses of $10,000. We estimate the costs of conducting operations over a 12 month period will total $35,500. Of this sum, $10,000 will be utilized during the first six months. See Description of Business – Product Development – Twelve-Month Growth Strategy and Milestones.” Thus, we would need $25,500 of additional capital to operate for a period of twelve months.

Subsequent to the successful closing of this offering, our overriding goal is to obtain additional public or private equity and/or debt financing for working capital purposes. Such financing may not be available to us. Even if available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend and liquidation preferences, or other terms. No assurance can be given that such financing will be available or, if available, will be on terms satisfactory to us. If we are unable to obtain additional financing, we may be forced to suspend or cease operations.

Our Plan of Operation is to accomplish the following steps during the next 12 months:

1.	Successfully complete the registration process on Form S-1 with the SEC.

2.	Develop and implement a plan to raise additional working capital.

3.	Locate, identify and select a website developer for the build-out of our website.

4.	Engage the services of the selected website developer to build-out our website. Construction of the website is expected to take up to four months and a cost $1,800.

5.
Establish our office. It will take probably take a few weeks to locate suitable premises and relocate our operations. We do not intend to hire any employees. Our executive officer will perform our administrative functions.

6.	Launch our website,www.ReliantNow.com.

7.	Launch our marketing program.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small development stage company starting a new business and the highly competitive environment in which we will operate. There is no basis for an assumption that our plans will either materialize or prove successful. Purchase of the securities offered hereby must be regarded as placing funds at significant risk and the probable loss of the entire investment.

Results of Operations

Since inception, July 22, 2012, through July 31, 2012, we have had no operations or revenues. Expenses for the period totaled $2,500 resulting in a net loss of $2,500. Our expenses were related to incorporation expenses. We expect to continue to incur losses in the future. Because of the foregoing, our auditor has issued a “going concern” opinion and has expressed substantial doubt about our ability to continue as a going concern for the next 12 months.

Our continuance as a going concern is dependent on our ability to obtain equity or debt financing, become operational and generate profitable revenues. Even if we do obtain additional capital, the outcome or success of our operations cannot be predicted at this time. Our financial statements do not include any adjustments for these uncertainties.

Capital Resources and Liquidity

As of July 31, 2012, we had cash on hand of $6,000 and liabilities of $2,500 associated with our organizational expenses. If our offering is successful, we will receive gross proceeds of $20,000 before deducting estimated offering costs of $10,000. The net proceeds from our offering, $10,000, will allow us to stay in business for six months even if we do not generate any revenues. See Description of Business – Product Development – Twelve-Month Growth Strategy and Milestones.” We have estimated our twelve-month operating expenses to total $35,500. Therefore, with capital resources of $10,000 we face a shortfall of $25,500 in our financing requirements for the next twelve months. We do not anticipate generating meaningful revenues until we have completed this offering and implemented our plan of operations.

Our director and officer, Patrick Brooks, has verbally agreed to provide us with funding, in the form of an unsecured, non-interest bearing loan, for a period of up to two years, to enable us to comply with the periodic reporting requirements of the Securities Exchange Act of 1934. Such costs for legal and accounting fees can be substantial. Should this funding become necessary, it will create a further liability of the Company to be reflected on our financial statements. Mr. Brooks’ commitment is not contractual and could cease at any moment in his sole and absolute discretion. We cannot assure you that funding from Mr. Brooks would materialize.

Other than as set forth herein, we have not sought or identified additional sources of capital to finance our operations. However, subsequent to the successful closing of this offering, we intend to take steps to identify funding sources for equity and/or public or private debt. Since we are a development stage Company with no operations to date, such financing may not be available to us. Even if available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, that it will be on terms satisfactory to us. If we are unable to obtain necessary financing, we may be forced to suspend or cease operations.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally refers to any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies

Basis of Accounting

The financial statements are prepared using the accrual method of accounting. The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a July 31, year-end date.

Basic Earnings Per Share

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding.

Cash Equivalents

Cash and cash equivalents include cash in banks, customer deposit, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $6,000 in cash and cash equivalent at audit period ending July 31, 2012.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue when consulting services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles in ASC 605. The Company does not recognize revenue until all four of the following criteria are met: (1) Persuasive evidence of an arrangement exists, (2) Services have been rendered, (3) The seller’s price to the buyer is fixed and (4) Collectability is reasonably assured. We have not yet recognized revenue from inception on July 22, 2012 to July 31, 2012.

Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended July 31, 2012, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

New Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DESCRIPTION OF BUSINESS

Business Overview

We are a start-up company organized under the laws of Colorado July 22, 2012. We are without revenues or operations, we have minimal assets. To date, our operations have been limited to organizational activities, the development of a business plan and initial steps in the implementation of our business plan.

We intend to offer general business services/support to start-up companies, small and medium businesses planning to expand, individuals, and other business and organizations. We plan to offer a range of management services tailored to the client’s needs and desired goals. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. We have not conducted any market research into the likelihood of success of our proposed business.

We have minimal capital resources. As of July 31, 2012, we had stockholders equity of $3,500. Our auditors have issued a “going concern” opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. We believe that this opinion is, in part, based on the fact that we have minimal capital, experienced losses and dependent on the infusion of capital in order to start our business. There is no assurance that additional financing will be available to us. If we are unable to obtain financing, we will be unable to fully execute our business plan. In this event, we may be forced to suspend or cease operations.

We do not believe that we are a blank check company as defined in Rule 419. We have a specific business plan we intend to implement. Our business plan is discussed in its entirety below. All steps taken to date to implement our business plan are indicated herein. Further, we have no plan or intention to engage in a merger or acquisition with an unidentified company, companies, entity or person. Moreover, our officers and directors and our affiliates do not intend that, the Company once it is reporting, be used as a vehicle for a private company to become a reporting company.

The Genesis of Our Business

Our director and officer, Patrick C. Brooks has been engaged in small business consulting, on an ad hoc basis, for over 20 years. Small business consulting has not been his principal source of income. Business is generated primarily from referrals from past clients, attorneys, accountants or other network sources, many of whom have worked with him for over 10 years. As a result of his experiences in small business consulting, Mr. Brooks has, from time to time, commented on various aspects of small business operations on business and financial oriented discussion boards on Linkedin.com. Consequently, he has received a significant number of contacts from business owners and prospective business owners seeking his comments/guidance on matters pertaining to the organization and development of small businesses. He has also received numerous requests for referrals from professionals in the field of law, accountancy and investor relations. Against this background, Mr. Brooks undertook to create a new corporate umbrella under which he would continue to provide business consulting services on a fee paying basis. There is no assurance that the Company’s plans will either materialize or prove successful. Purchase of the securities offered hereby must be regarded as placing funds at significant risk and the probable loss of their entire investment.

Product Development

We will provide the following consulting services to start-up companies for an individually negotiated one-time fee:

•	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

•	Business plan writing;

•	Determination of what type of legal/corporate entity would be best suited for the proposed business;

•	Support and assistance with the formation of the new business entity;

•	Providing corporate accounting and bookkeeping referrals; and

Support for corporate structuring and financing;

We will provide the following consulting services to “going public” companies for an individually negotiated one-time fee:

•	Provide at least 3 Market Makers referrals (complimentary service);

We will not seek or accept compensation for market maker referrals. This service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or e-mail linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Education - Explaining the role of the Market Makers, PCAOB auditors, registrar and transfer agents and the like to our clients to enable them to make informed decisions;
•
Provide information on funding types, funding sources and guidance and assistance with the preparation of an investment package required for an investor; provide at least three PCAOB Auditors referrals;

•	Provide introductions to securities counsel for the purpose of having various disclosure documents prepared as well as monitoring the work provided by counsel;
•	Support and explanation of going public;
•	Support for corporate structuring and financing; and
•	Support for filing of Form 211 (Rule 15c2-11).

We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

•	As required, provide at least three Market Makers referrals (complimentary service);

We will not accept any compensation for market maker referrals. This service will be complementary. Our role in referring clients to market makers will be solely introductory, in the form of a phone call or e-mail linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

•	Provide at least three Investor Relations/Public Relations Firms referrals;
•	Provide at least three qualified institutional investors referrals;
•	Support for SEC compliance;
•	Support for Blue Sky compliance;
•	Provide corporate accounting and PCAOB referrals;
•	Support for corporate structuring and financing.

Fees

Revenues will be derived from fees we charge our clients. This will be in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client to receive a portion of our compensation in the form of equity in such client’s company. We intend to charge our clients a flat project fee for specific services but, we  may, in certain cases, negotiate a flat monthly fee. Our fees will vary and will be based on the size and complexity of the proposed transaction, the amount and skill of work involved, and based on individual negotiations with a particular client. Additionally, in determining a fee structure, we shall take into consideration the rates being charged throughout the industry for similar services.

Product and service development will be conducted under the direction of our director and officer, Patrick  Brooks. We expect to contract with other professionals to assist us with various aspects of our operations on an “as needed” basis.  We have identified some such individuals but have not contacted them in this regard. We have not adopted any guidelines for contracting with such individuals, and believe that the contractual arrangement between our Company and such individuals will be determined on a case-by-case basis, based upon the skill-set of such individual and the market demand for a particular skill.

Industry Analysis

Competition in the general field of business consulting is intense. Although numerous established companies offer a variety of services to different customer segments, the Company believes competition in the small and medium size businesses marketplace to be modest. It is our belief that customers in this segment strongly rely on a referral consultant’s professional qualifications and the ability to come up with viable solutions in a time and cost-effective manner to satisfy their clients’ needs.

Marketing

The Company will adopt a focused marketing strategy based on the identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:

•	Individual Entrepreneurs

•	Small and Medium Sized Privately Held Companies

•	Small to Medium Sized Publicly Traded Corporations

•	Small to Medium Sized Going Public Companies

Individual Entrepreneurs

Marketing to this segment poses challenges because success will depend upon an ambitious campaign including word-of-mouth and personal relationships. Despite the challenges associated with cultivating business within this segment, based on anecdotal evidence, the Company believes that this market classification represents a fast growing market segment.

Small – Medium Sized Privately Held Companies

The classification of this segment includes businesses with 25 to 500 employees. Based on our classifications, marketing to this segment will require a strategy similar to individual proprietors. The marketing strategy will emphasize networking with individuals, business acquaintances and professionals. The goal to attracting business is by offering our services as a value added benefit to their clients’ needs.

Small to Medium Sized Going Public Companies

Procuring business from this segment will be somewhat more conventional and we have plans for a frugal marketing campaign that is target market driven. Due diligence performed by the Company revealed that this market segment has the most potential to generate revenue consistently on a short-term and long-term basis. We consider this market segment to be highly competitive.

The Company’s primary planned marketing strategy targets building long-term customer relationships, which will result in repeat and referral business. Since our core business is business services/consulting, we plan to market our company as a competent and reliable referral source. We will place emphasis on our services that address the needs of smaller clients that the Company may not have the resources to satisfy internally or which they have not found a competent and reliable referral source.

Growth Strategy of the Company

Our mission is to maximize shareholder value through expanding the scope of services offered while continually evaluating and cultivating new and alternative revenue generating opportunities. While a strategic and wisely executed referral based marketing campaign is vital to expanding our client base, providing superior service and reliability will ensure a solid operation built for long-term success.

The overall objective is to focus efforts towards our specialized services and to become a leader in this service driven sector. Generating sufficient cash flow to finance future growth and development is a key factor to growing and expanding the business at a rate that is both challenging and manageable.

Twelve-Month Growth Strategy and Milestones

The Company planned the goals and milestones based on raising $20,000 through the offering. Of this sum, $10,000 will be utilized for offering expenses. We have budgeted the residue of the offering proceeds, $10,000, to sustain operations for a six-month period. For the second six month period we shall require additional capital. While we believe that the Company will start to generate revenues within six (6) months from the closing date of this offering, there can be no assurance that any such revenues will be profitable or sufficient to enable us to fund our operations going forward. In the absence of additional capital, we will be forced to suspend or cease operations. .

Note: The Company’s planned milestones to execute its business plan are as follows:

0-3 Months (estimated expenditures $5,000):

Initiate word-of-mouth campaign with professional network contacts
Evaluate web design firms and make selection of a firm to build out website
Develop sales and marketing material
Develop list of potential contract labor
Initiate word-of-mouth campaign with Individual Proprietors.

4-6 Months (estimated expenditures $5,000):

Finalize design parameter for website design and site development. Implement Site build-out
Continue direct marketing efforts and word-of-mouth campaign with individual proprietors
Initiate due diligence on small to medium sized private companies
Initiate due diligence to identify small to medium sized going public companies.

7-9 Months (estimated expenditures $8,500):

Establish direct marketing campaign to Individual Proprietors
Establish direct marketing campaign to small to medium sized private companies
Establish direct marketing campaign to small to medium sized going public companies
Evaluate and identify joint venture partners and relationships
Initiate two-year marketing and overall business plan based on past six month’s progress.

9-12 Months (estimated expenditures $17,000):

Continue efforts to market our services to individuals, small to medium sized private companies and small to medium sized public companies.
Implement two-year marketing and overall business plan based on past six month’s progress.
Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes
Analyze marketing efforts to date and address necessary deficiencies
Evaluate need to hire employees versus using contract labor
Finalize detailed two-year marketing and business plan.
Continue to nurture joint venture opportunities

Our planned web site is expected to serve a useful role in the recruitment of customers. It will detail our services, policies and method of operation. Additionally, the site will also serve as a conduit for communicating with customers and prospective customers. We believe that our website will be an efficient and cost effective marketing tool in garnering exposure and, ultimately, brand recognition.

Competitive Analysis

The Company has many potential competitors in the business consulting services industry. We consider the competition to be competent, experienced, and they have greater financial and marketing resources than we do at the present time. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to our Company. Some of our competitors also offer a wider scope of services and have greater name recognition. Our competitors include accounting firms, both large and small, with extensive customer bases.

The Company has identified, analyzed, and broken down the competition into three major classes. These include individual consultants who devote their fulltime to marketing themselves to potential clients, small to medium sized accounting businesses that operate business consulting divisions in addition to their primary accounting and auditing businesses, and consulting companies that possess a substantial amount of skilled and experienced employees under contract. Further, because of the ease of entry into the marketplace, it is probable that additional, better financed, and more experienced companies and individuals will enter the marketplace and compete with us. We can offer no assurance that we will be able to compete effectively with such businesses or that our business model will be successful.

Intellectual Property and Property Rights

We own the domain www.ReliantNow.com. We do not own any trademarks, tradenames or patents.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Employees

Currently we have no employees, other than our sole director and officer. In the future, and from time to time, we expect to hire additional employees on an as-needed basis. We may also engage the services of independent contractors to support our development, technical, marketing, sales, support and administrative functions. Competition for qualified personnel in our industry is severe. Our future success will depend, in part, on our ability to attract, hire or acquire, train and retain qualified employees.

Presently, we do not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt such plans in the future. Currently, there are no personal benefits available to the Company’s directors or executive officers.

Government Regulation

We are not required to obtain any special licenses, nor meet any special regulatory requirements before establishing our business.

We are subject to federal, state and local laws and regulations applicable to businesses in general, such as payroll taxes on the state and federal levels. We believe that our operations are in compliance with all applicable regulations however, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We intend to conduct business in the state of California. Other jurisdictions may claim that we are required to qualify to do business in such state. Our failure to qualify in a jurisdiction where it is required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions.

Our domain, www.ReliantNow.com is expected to become an integral part of our operations. Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is conceivable that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability and may dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, amongst other things:

•	Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;
•
Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and
•
Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;
(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;
(ii)	selected financial data required for only the fiscal years that were audited;
(iii)
executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

DESCRIPTION OF PROPERTY

We do not own any property. Our business office is located at 3050 E. Chevy Chase Drive, Glendale, CA 91206. Our telephone number is 818 434 5244 and our fax number is 818 246 3291. Our director and officer has provided us with shared office space of approximately 300 square feet, on a month-to-month basis, at a cost of $300 per month beginning August 1, 2012. This facility includes office space, administrative and technological services, secretarial support and utilities. We consider our office space arrangement adequate at the present time and will reassess our needs based on the future growth prospects. There is no written agreement evidencing this arrangement. This agreement was not concluded at arm’s length.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Officers

The names and ages of our directors and executive officers are as follows:

Name	Age	Position(s) held

Patrick C. Brooks	66	Director, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer & Secretary

Term of Office

Our director is elected by the Board of Directors to a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

The following sets forth certain biographical information pertaining to our directors and officers:

Patrick C. Brooks,  Director, President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Secretary

Mr. Brooks has served as Director, President, Chief Executive Officer, Chief Financial Officer and Secretary from our incorporation in July 2012.

During the past five years, Mr. Brooks’ has served in the following capacities: Charter Corporate Services, Inc. (CVCS) director and officer from September 2002 to June 2010 and, again, from July 2012 to currently. CVCS is a publicly-held company engaged in SEC EDGAR filing. Ascot Funding, Inc., director and officer from September 2002 to currently. Ascot Funding, Inc. is a development stage company.

Mr. Brooks has served and continues to serve as a director and/or officer of several small privately-held companies, representing the interest of the Brooks Family Trust, and engaged in investing and Internet consumer marketing. These businesses include: Henry Milbourne & Son, Limited, Blue Capri Limited, Great American Assets, Inc. and Omega Financial, Inc. For over 20 years, he has been engaged in small business consulting in the areas of  company formation and organization; capital structures and capital formation and the identification of capital sources; the preparation of financing packages for SBA loans, bank financing and private investor finding; advising on and implementing various “going public” strategies and SEC compliance as well as strategic planning for small publicly-held companies.

Additionally, Mr. Brooks has served in a consultative capacity with small businesses pursuing “certification.”  Certification is a process designed to ensure that a business is actually owned, controlled, and operated by the applicant women, minority or other qualifying individuals in the pursuit of contracting with government agencies and public and private sector corporations.

Mr. Brooks holds a BA in Business Administration from Ottawa University and MA in Law from Antioch University. He obtained a post graduate Diploma in Personnel Management from Thames Valley University, England, and is a Graduate Member of the Chartered Institute of Personnel and Development, England. Mr. Brooks pursued graduate studies in Management at Bradford University Business School, England.

Mr. Brooks is deemed a “promoter” and “parent” of our Company, within the meaning of such term under the Securities Act of 1933, since he founded and organized our Company. The Brooks Family Trust (“Trust”) owns 83.3% of our issued and outstanding common stock. Mr. Brooks is neither a trustee nor beneficiary of the Trust. However, he holds voting and dispositive power with respect to the shares owned by the Trust. Mr. Brooks disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Under the rules of the SEC, a person is deemed to be a ‘‘beneficial owner’’ of a security if that person has or shares ‘‘voting power,’’ which includes the power to vote or to direct the voting of such security, or ‘‘investment power,’’ which includes the power to dispose of or to direct the disposition of such security. There are no additional “promoters” or “parents” of the Company.

Other than as set forth above, there are no other directors, executive officers or significant employees. There are no persons nominated to become directors of the Company.

The specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. Brooks serve as our director were: his formal academic education in both business and law: his business experience in small business consulting spanning a period of over 20 years; having started and managed several small businesses; and his general business experience of having served as a director and officer of public companies since 1986.

Mr. Brooks is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Within the last ten years no director or executive officer has been involved in any of the following:

1.
Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.
Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

6.
Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Our director and officer will devote only a portion of his time to our affairs, estimated not to exceed 45 hours per month.  He pursues other business activities which occupy a portion of his time each month. In all likelihood, there will be occasions when the time requirements of our business will conflict with the demands of his other business activities. Such conflicts may require that we seek to employ additional personnel. We cannot assure you that we will be financially able to employ such persons, if required, or that such personnel will be available or that they can be employed on terms satisfactory to the Company.

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes requires our  directors and officers of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.

We do not own any property. Our business office is located at 3050 E. Chevy Chase Drive, Glendale, CA 91206. Our director and officer has provided us with shared office space of approximately 300 square feet, on a month-to-month basis, at a cost of $300 per month beginning August 1, 2012. This facility includes shared office space,  administrative and technological services, secretarial support and utilities. There is no written agreement evidencing this arrangement. This agreement was not concluded at arm’s length. (See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”)

The Company incurred organizational expenses of $2,500. Our director and officer has paid these expenses on our behalf. Mr. Brooks will be reimbursed for these expenses.

We are partially dependent on the financial support of Mr. Brooks. He has verbally agreed to provide us with funding, in the form of an unsecured, non-interest bearing loan, for a period of up to two years, to enable us to comply with the periodic reporting requirements of the Securities Exchange Act of 1934. Such costs for legal and accounting fees can be substantial. Should this funding become necessary, it will create a further liability of the Company to be reflected on our financial statements. Mr. Brooks’ commitment is not contractual and could cease at any moment in his sole and absolute discretion. (See “DESCRIPTION OF PROPERTY”).

We do not have an audit or compensation committee comprised of independent Directors. The functions that would have been performed by such committees are performed by our Board of Directors, and this consists of one person. Thus, there is a potential conflict of interest in that our Director has the authority to determine issues concerning management compensation - in essence his own compensation - as well as audit issues - which could involve his own conduct.

All ongoing and future transactions between us and any of our directors and officers or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated parties. We have not established a policy for determining how conflicts of interest would be resolved and we cannot assure you that any conflicts which may arise will be resolved in our favor.

BOARD COMMITTEES AND INDEPENDENCE

Audit, Nominating and Compensation Committees

Our Board of Directors has not formally established any committees. We have not, for example, established an Audit Committee, a Compensation Committee, a Nominating Committee, or any other committee performing similar tasks. The functions of these committees are undertaken by the entire board as a whole. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. Further, because we do not have independent directors, our Board of Directors believes that the establishment of committees of the board would not provide any benefits to our company. However, in the future, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately establish standing committees.

Director independence

Currently we do not have any director who is considered “independent” as the term is used in Item 407(a) of Regulation S-K promulgated under the Securities Act. In fact, at this time, we are not presently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the directors may have with the Company. A director shall not be deemed to have a material relationship with the Company that impairs the director’s independence as a result of any of the following relationships:

1.
the director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues.

2.	the director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

3.
the director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

4.
the director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company’s or the business entity’s indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and the director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director’s independence.

CODE OF ETHICS

We have adopted a code of ethics applicable to our directors, officers and employees. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our code of ethics is included as a exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. Additionally, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

The following sets forth all compensation awarded to, earned by, or paid to our directors and officers. We do not have any stock option plans, retirement, pension, or profit sharing plans for the benefit of our directors and officers other than as described herein.

Compensation to Directors

Our directors are entitled to receive compensation, in the form of fees, for their services to us. Our Board of Directors has the authority to set such fees. No fees or other compensation have been paid or accrued to any director as of the date hereof for his services as a director and none will be paid or accrued until our operations generate cash flow from which such fees may be paid. We have no director’s service contracts.

Compensation to Executive Officers

The compensation for our officers will be set by our Board of Directors. No compensation has been paid or accrued to any officer to date for services as an officer. Future compensation for our officers will be based on our Board’s opinion of the value of the services rendered, or to be rendered, and will not necessarily be based on current compensation levels for our industry. We have no officer service contracts.

Employment Agreements

As of the date hereof, we have not entered into an employment agreement with our director and executive officer.

Stock Options Grants

No grants of options have been made to any director or officer as of the date hereof. Our Board of Directors has not adopted a stock option plan (“Stock Option Plan”). We have no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefor, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. We may develop an incentive-based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares for that purpose.

Long-Term Incentive Plan Awards

We do not have any long-term or other incentive plans at this time.

Change-in-control Arrangements

There are no compensation plans or arrangements or payment obligations with respect to our directors or officers that would be triggered by the resignation, retirement or any other termination of any director or officer. There are no arrangements for our directors, officers or employees in the event of a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party and Certain Transactions

Our business office is located at 3050 E. Chevy Chase Drive, Glendale, CA 91206. Our director and officer has provided us with shared office space of approximately 300 square feet, on a month-to-month basis, at a cost of $300 per month commencing on August 1, 2012. There is no written agreement evidencing this arrangement. This agreement was not concluded at arm’s length.

During the period July 23 to July 28, 2012, the Company sold 6,000,000 shares of common stock for a consideration of $6,000 or $0.001 each to five investors. The Brooks Family Trust bought 5,000,000 of these shares for a consideration of $5,000, accounting for 83.3% of the issued and outstanding shares. The foregoing sales were sold pursuant to exemptions from registration under Section 4(2) and Regulation D of the Securities Act of 1933, as amended. These shares are restricted securities as defined in Rule 144 of the Securities Act of 1933.

Our director and officer, Mr. Patrick Brooks, holds voting and dispositive power with respect to the shares owned by the Brooks Family Trust. Accordingly, he is deemed to have beneficial ownership of such shares. Mr. Brooks disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. Under the rules of the SEC, a person is deemed to be a ‘‘beneficial owner’’ of a security if that person has or shares ‘‘voting power,’’ which includes the power to vote or to direct the voting of such security, or ‘‘investment power,’’ which includes the power to dispose of or to direct the disposition of such security.

We are partially dependent on the financial support of Mr. Brooks. He has verbally agreed to provide us with funding, in the form of an unsecured, non-interest bearing loan, for a period of up to two years, to enable us to comply with the periodic reporting requirements of the Securities Exchange Act of 1934. Such costs for legal and accounting fees can be substantial. Should this funding become necessary, it will create a further liability to the Company to be reflected on our financial statements. Mr. Brooks’ commitment is not contractual and could cease at any moment in his sole and absolute discretion.

The Company incurred organizational expenses of $2,500. Mr. Brooks paid these expenses on the Company’s behalf. He will be reimbursed for these expenses.

Except as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect:

•	any of our directors or officers;

•	any person proposed as a nominee for election as a director;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	any of our promoters; and

•	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Review, Approval or Ratification of Transactions with Related Parties

We did not have any policies or procedures in place with respect to the review and approval or ratification of the related party transactions that have been described. We believe that all transactions with related parties were on terms no less favorable than could have been obtained from third parties.

MARKET FOR REGISTRANT’S COMMON STOCK

Market Information

Our securities are not traded on any exchange or quotation system. Subsequent to the closing of this offering, we intend to take affirmative steps to have our securities quoted on the OTC Bulletin Board and/or the OTC QB. In order for our securities to trade, a registered broker-dealer, known as the “market maker,” must be willing to sponsor our application to FINRA and list bid or sale quotations. We have not, as of this date, contacted a market maker for sponsorship of our securities on the OTC BB and/or the OTC QB. We cannot assure you that a market maker will sponsor our application nor can we assure you that such an application for quotation will be approved. Even if our securities were approved for trading on the OTC BB and/or the OTC QB, we cannot assure you that a public market would materialize.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the material terms of our capital stock. This summary is subject to, and is qualified in its entirety by, reference to the provisions of our Articles of Incorporation, our by-laws, and applicable Colorado law. Complete copies of our Articles of Incorporation and by-laws are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of the date hereof, 6,000,000 shares are issued and outstanding.

Holders of our shares are entitled to one vote for each share held on all matters submitted for stockholder determination. There are no cumulative voting rights. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board of Directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, no par value. Our Board of Directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing any proposed change of control. There are no shares of preferred stock outstanding; nor is there in effect any resolution of our Board with respect to the issuance of such shares.

Options

There are no options or rights to purchase our equity securities outstanding.

Debt Securities

We currently have no provisions to issue debt securities.

DIVIDENDS

We have not declared any dividends on our common stock since inception. Our Board of Directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

TRANSFER AGENT

Upon the closing of this offering, the transfer agent and registrar for our common stock will be Globex Transfer, LLC, of Deltona, Florida.

LITIGATION

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Joseph Drucker, Esq. of Jackson, New Jersey.

EXPERTS

The financial statements included in this prospectus have been audited by Sam Kan & Associates, independent registered public accounting firm.  Reference is made to the auditor’s report. These financial statements are furnished in reliance upon the auditor’s report.

INDEMNIFICATION

Colorado corporate law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Colorado corporate law also provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and By-Laws limit the liability of our directors, officers, agents, fiduciaries and employees to the fullest extent permitted by the Colorado Revised Statutes. Specifically, directors of the Company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado law;  or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit.  Our governing documents therefore protect officers, directors, agents, fiduciaries, and employees to the fullest extent permissible under Colorado law. We believe that the provisions in our Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

DISCLOSURE OF COMMISSION’S POSITION ON
INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements reviewed by our independent accountant, and such other periodic reports as we may determine to be appropriate or as may be required by statute.

As a result of the filing of a registration statement with the SEC, we will become subject to the informational requirements of the Securities Exchange Act of 1934 for a period of at least one fiscal year.

It is a requirement of FINRA that all issuers maintaining quotations of their securities on the OTC BB and/or the OTC QB file periodic reports under the 1934 Act. In order to maintain such a quotation, we must, necessarily, continue to file periodic reports with the SEC beyond the initial period of one year notwithstanding the fact that we may be under no legal obligation to do so under the 1934 Act.  Our duty to continue reporting would terminate if:

1.	we have less than 300 stockholders of record; or 

2.	we have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 to cover the securities to be sold hereunder. This prospectus forms a part of that registration statement, and the registration statement also includes certain exhibits. This prospectus therefore does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our company and the shares to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Copies of the registration statement, including the exhibits to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at: www.sec.gov.

As a result of this offering, we will become subject to the informational and reporting requirements of the Securities Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)

Financial Statements
July 31, 2012

RELIANT SOLUTIONS, INC.
(A Development Stage Company)

Financial Statements
July 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Reliant Solutions, Inc.

We have audited the accompanying balance sheet of Reliant Solutions, Inc. (a development stage company) as of July 31, 2012, and the related statement of operations, stockholders’ equity, and cash flows for the period from the inception on July 22, 2012 to July 31, 2012. Reliant Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reliant Solutions, Inc. as of July 31, 2012, and the results of its operations and its cash flows for the period from inception on July 22, 2012 to July 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company
Sam Kan & Company

Alameda, CA

September 7, 2012,

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Balance Sheet
July 31, 2012

ASSETS

Current assets
Cash	$6,000
Total current assets	6,000

Total assets	$6,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Related party loan	$2,500
Total current liabilities	2,500

Stockholders' equity
Preferred stock, no par value; 10,000,000 shares authorized, none issued or outstanding	-
Common stock, no par value; 100,000,000 shares authorized, 6,000,000 shares issued and outstanding	6,000
Deficit accumulated during the development stage	(2,500)
Total stockholders' equity	3,500

Total liabilities and stockholders' equity	$6,000

See accompanying notes to financial statements.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Statement of Operations
Period of July 22, 2012 (Inception) to July 31, 2012

Revenues	$-

Operating expenses
General and administrative	2,500
Total operating expenses	2,500

Net loss	$(2,500)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	3,400,000

See accompanying notes to financial statements.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
Period from July 22, 2012 (Inception) to July 31, 2012

	Preferred Stock		Common Stock		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balance, July 22, 2012	-	$-	-	$-	$-	$-
Common stock issued for cash	-	-	6,000,000	6,000	-	6,000
Net loss, period ended July 31, 2012	-	-	-	-	(2,500)	(2,500)
Balance, July 31, 2012	-	$-	6,000,000	$6,000	$(2,500)	$3,500

See accompanying notes to financial statements.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Statement of Cash Flows
Period of July 22, 2012 (Inception) to July 31, 2012

Cash flows from operating activities
Net loss	$(2,500)
Net cash used in operating activities	(2,500)

Net cash from investing activities	-

Cash flows from financing activities
Proceeds from related party loan	2,500
Proceeds from sale of common stock	6,000
Net cash provided by financing activities	8,500

Net increase in cash	6,000
Cash at beginning of period	-
Cash at end of period	$6,000

Supplemental Cash Flow Information
Cash pad for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2012

Note 1 - Nature of Business

Reliant Solutions, Inc. (the Company) was incorporated on July 22, 2012 under the laws of the state of Colorado for the purpose of providing business consulting and supporting services to individuals, startup companies, medium sized businesses planning to expand and other business organizations. The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with FASB ASC 915 “Development Stage Entities,” is considered a Development Stage Company.

Note 2 - Significant Accounting Policies

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States. The Company has elected a July 31, year end.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

Cash and cash equivalents include short-term, highly liquid investments with maturities of less than three months when acquired.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2012

Note 2 - Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The Company's financial instruments as defined by FASB ASC 825-10-50 include cash, trade accounts receivable, and accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at July 31, 2012.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The Company does not have any assets or liabilities measured at fair value on a recurring basis at July 31, 2012. The Company did not have any fair value adjustments for assets and liabilities measured at fair value on a nonrecurring basis during the period ended July 31, 2012.

Earnings Per Share Information

FASB ASC 260, “Earnings Per Share” provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Share Based Expenses

ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123 prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. , may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2012

Note 2 - Significant Accounting Policies (continued)

Share Based Expenses (continued)

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity - Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company has minimal cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Revenue recognition

The Company recognizes revenue when consulting services are rendered on the accrual basis of accounting in accordance with generally accepted accounting principles in ASC 605. The Company does not recognize revenue until all four of the following criteria are met: (1) Persuasive evidence of an arrangement exists, (2) Services have been rendered, (3) The seller’s price to the buyer is fixed and (4) Collectability is reasonably assured. We have not yet recognized revenue from inception on July 22, 2012 to July 31, 2012.

Advertising Costs

Advertising costs are expensed as incurred. We have not yet incurred any such expenses from inception on July 22, 2012.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and determined there are none having a material effect on the Company’s financial statements.

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2012

Note 3 - Stockholders’ Equity

Capitalization

The Company is authorized to issue up to 100,000,000 shares of no par value common stock and 10,000,000 shares of no par value preferred stock.

During the period of July 22, 2012 (inception) to July 31, 2012, the Company issued 6,000,000 shares of its no par value common stock for total cash proceeds of $6,000.

There were no preferred shares and 6,000,000 common shares issued and outstanding at July 31, 2012.

Net loss per common share

Net loss per share is computed using the basic and diluted weighted average number of common shares outstanding during the period.  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted average number of shares and dilutive potential common shares outstanding unless common stock equivalent shares are anti-dilutive.  Dilutive potential common shares are additional common shares assumed to be exercised. Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during the period ended July 31, 2012.

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 “Income Taxes,” when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended July 31, 2012, applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

Changes in the net deferred tax assets consist of the following:

2012
Net operating loss carry forward	$2,500
Valuation allowance	(2,500)
Net deferred tax asset	$-

RELIANT SOLUTIONS, INC.
(A Development Stage Company)
Notes to Financial Statements
July 31, 2012

Note 4 - Income Taxes(continued)

A reconciliation of income taxes computed at the 35% statutory rate to the income tax recorded is as follows:

2012
Net operating loss carry forward	$875
Valuation allowance	(875)
Net deferred tax asset	$-

The Company did not pay any income taxes during the period ended July 31, 2012.

The net federal operating loss carry forward will expire in 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 - Related Party Transactions

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

On July 25, 2012, the Company sold 5,000,000 shares of its no par value common stock for total cash proceeds of $5,000 or $0.001 per share to the Brooks Family Trust (“The Trust”). This holding accounts for 83.3% of the Company’s issued and outstanding shares. The Company’s sole director and officer, Mr. Patrick Brooks, holds voting and dispositive power with respect to the shares owned by the Trust. Accordingly, he is deemed to have beneficial ownership of such shares. Mr. Brooks disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

Mr. Brooks has verbally agreed to provide the Company with funding, in the form of a non-interest bearing loans, for a period of up to two years, to fund operations, specifically the cost of periodic reporting requirements, until we begin our planned business activities. During the period of July 22, 2012 (inception) to July 31, 2012, the Company received loans from Mr. Brooks totaling $2,500 to fund such costs. These loans are non-interest bearing, due on demand and as such are included in current liabilities. Imputed interest has been considered but was determined to be immaterial to the financial statements as a whole.

Note 6 - Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through the date of this filing, and determined there are no events to disclose.

PROSPECTUS

RELIANT SOLUTIONS, INC.

5,000,000 Shares

$0.01 Per Share

You should rely only on the information contained in this prospectus. We have not, and the selling stockholder has not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, prospects and other information may have changed since this date.

Until _____________, 2012 (90 days after the commencement of the offering) all dealers that effect transactions in these securities (whether or not participating in this offering) may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution.

The following table set forth the cost and expenses, expected to be incurred in connection with the offering described in the Registration Statement. These amounts are estimates with the exception of the SEC’s registration fees.

Securities and Exchange Commission registration fee	5.73
Transfer Agent Fees	750
Accounting and audit fees and expenses	3,500
Legal fees and expenses	5,000
SEC EDGAR Filing Fees	600
Miscellaneous	144.27
Total	10,000.00

Item 14.      Indemnification of Directors and Officers.

Colorado corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Colorado corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and By-Laws provide for the indemnification of our officers, directors, agents, fiduciaries and employees to the fullest extent permitted by the Colorado Revised Statutes. Specifically, directors of the Company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

Disclosure of Commission’s Position on Indemnification of Securities Act Liabilities.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.      Recent Sales of Unregistered Securities.

During the period July 23 to 28, 2012 the Company issued 6,000,000 shares of common stock at $0.001 per share to five investors for an aggregate consideration of $6,000. The Brooks Family Trust acquired 5,000,000 shares in the private placement, accounting for 83.3% of the offering.

The foregoing transactions were made in reliance upon exemption provided in Section 4(2) and Regulation D of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. These shares are restricted securities as defined in Rule 144 of the Securities Act of 1933. The purchasers were known to the Registrant and its management through a pre-existing personal relationship. The purchasers were provided access to all material information, and all information necessary to verify such information and was afforded access to management of the Registrant in connection with their purchases. The holders of these shares acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant. The share certificates representing such securities as were issued contained restrictive legends, prohibiting transfer of the certificates representing such shares, without such shares either being first registered or otherwise exempt from registration under the Securities Act of 1933, as amended, in any resale or disposition.

Item 16.      Exhibits and Financial Statements Schedule.

The following documents are filed as exhibits to this registration statement.

Exhibit number	Description of Item
3.01*	Articles of Incorporation
3.02*	By-Laws
4.01*	Form of Stock Certificate
5.01*	Opinion of Counsel
10.01*	Subscription Agreement
14.01*	Code of Business Conduct and Ethics
23.01*	Consent of Independent Public Accountant
23.02*	Consent of Counsel, included in Exhibit 5.1
_______
* Filed herewith

Item 17.      Undertakings.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(v) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on September 10, 2012.

RELIANT SOLUTIONS, INC.
(Registrant)

By:	/s/Patrick C. Brooks
Patrick C. Brooks
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director